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                                                                    EXHIBIT 10.6

                           FORMUS COMMUNICATIONS, INC.
                              EQUITY INCENTIVE PLAN

                         FORM OF STOCK OPTION AGREEMENT

         THIS AGREEMENT made as of this ____ day of __________, _____, between FORMUS COMMUNICATIONS, INC., a Delaware corporation (together with its Affiliated Corporations, except where the context otherwise requires, the "Company"), and ____________ (the "Option Holder").

         1. GRANT OF OPTION. Pursuant to the Formus Communications, Inc. Equity Incentive Plan (the "Plan") and subject to the terms and conditions of this Agreement, the Company hereby grants to the Option Holder an option (the "Option") to purchase ________ shares of the $0.001 par value common stock of the Company (the "Stock") at an exercise price per share of $____, which price shall be the "Option Price." The grant is made and the Option is effective as of ____________, (the "Effective Date"). The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. REQUIREMENTS FOR EXERCISE; VESTING. The Option shall become exercisable in __% increments, with __% becoming exercisable on _______________, an additional __% becoming exercisable on _____________, an additional __% becoming exercisable on ________________ and the entire Option becoming exercisable on ______________, provided the Option Holder is in the employ of the Company on such dates.

                                          Percentage of Option That Shall                    Shares
       Employment Vesting Date            Become Exercisable on Each Date                  Exercisable
       -----------------------            -------------------------------                  -----------
         -------------------                             %                                  ----------
         -------------------                             %                                  ----------
         -------------------                             %                                  ----------
         -------------------                             %                                  ----------

If the Option Holder's service terminates other than for cause (as described in subsection 6(a)) after _________, an additional ____ of the total number of shares subject to the Option shall become exercisable on the date the Option Holder's employment ends for each additional month of continuous service completed since the most recent_________.

         If at any time the number of shares of Stock that are covered by the vested portion of the Option includes a fractional share, the number of shares of Stock as to which the Option shall be actually exercisable shall be rounded down to the next whole share of Stock.

         Except as set forth in Section 5 hereof, the Option shall not be exercisable as to any shares of Stock as to which the vesting requirement shall not have been satisfied, regardless of the circumstances under which the Option Holder's employment by the Company shall be terminated. The number of shares of Stock as to which the Option may be exercised shall be cumulative, so that once the Option shall become exercisable as to any shares of Stock it shall



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continue to be exercisable as to such shares until expiration or termination of the Option as provided in Section 6 hereof.

         3. METHOD FOR EXERCISING THE OPTION. The Option may be exercised only by delivery of written notice of exercise, together with payment of the Option Price as provided below, in person or through certified or registered mail, fax or overnight delivery to the Company at the following address: Formus Communications, Inc., 720 South Colorado Boulevard, Suite 600 North, Denver, Colorado 80246, or such other address as shall be furnished in writing to the Option Holder by the Company. Such written notice shall specify that the Option is being exercised and the number of shares of Stock with respect to which the Option is exercised, and shall be accompanied by payment of the Option Price.

         The purchase of such Stock shall take place at the address of the Company set forth above upon delivery of the notice of exercise, at which time the Option Price for the Stock shall be paid in full by certified or cashier's check payable to the Company's order, or by wire transfer to such account as may be specified by the Company for this purpose, or by delivery to the Company of certificates representing the number of shares of Stock then owned by the Option Holder, the Fair Market Value of which equals the Option Price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months. For purposes of this Option, the Fair Market Value of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price.

         Upon such notice to the Company and payment of the Option Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Stock so purchased shall be issued by the Company and delivered to the Option Holder.

         4. ADJUSTMENT OF THE OPTION.

                  (a) ADJUSTMENT BY STOCK SPLIT, STOCK DIVIDEND, ETC. If at any time the Company increases or decreases the number of its outstanding shares of Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in Stock, or through a Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, the numbers, rights and privileges of the shares of Stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.


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                  (b) OTHER DISTRIBUTIONS AND CHANGES IN THE STOCK. If the
Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in subsection (a)) or grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or there shall be any other change (except as described in subsection (a)) in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event equitably requires an adjustment in the number or kind of shares subject to an Option, an adjustment to the Option Price, or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Option Holder upon the exercise of the Option, then such adjustment shall be made, or other actions taken, by the Compensation Committee and shall be effective for all purposes of this Agreement. In the case of a distribution of rights to subscribe pro rata to additional shares of Stock, any adjustments or distributions to the Option Holder shall only apply with respect to such portion of the Option that has been exercised on or prior to the date of the expiration of such rights or warrants. This Section 4 shall not be construed as an anti-dilution provision, and there shall be no adjustment in the number of shares covered under the Option in the event of the sale of additional shares of Stock to third parties for consideration.

                  (c) APPORTIONMENT OF OPTION PRICE. Upon any occurrence described in the preceding subsections (a) and (b), the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged and shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other properties subject to the Option.

         5.       REORGANIZATION.

                  (a) REORGANIZATION. Upon the occurrence of any of the following events, if the notice required by subsection 5(b) shall have first been given, the Option shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Board or the Company: (i) the merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (ii) the sale or conveyance of all or substantially all of the property and assets of the Company (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company); or (iii) the dissolution or liquidation of the Company.

                  (b) REQUIRED NOTICE. At least 30 days' prior written notice of any event described in subsection 5(a) shall be given by the Company to the Option Holder, unless in the case of the events described in clauses (i) or (ii) of subsection 5(a), the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the Option or the substitution of new options for the Option on terms comparable to the Option except that the Option Holder shall have the right thereafter to purchase the kind and amount of shares of stock or other securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of shares of Stock that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the


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kind and amount received per share by a majority of the non-electing shares).
The provisions of this Section 5 shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to the Option Holder or when mailed to the Option Holder by registered or certified mail, postage prepaid, at the Option Holder's address last known to the Company.

                  (c) ACCELERATION OF VESTING. Subject to subsection 5(d), if the Option Holder is notified, in accordance with subsection 5(b), of a transaction with a third party, he may exercise his Option at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service have been satisfied.

                  (d) CHANGE IN CONTROL. If a Change in Control (as defined below) occurs, the Option shall become exercisable in full, regardless of whether all conditions of exercise relating to continuous service have been satisfied and notwithstanding any provision to the contrary in this Section 5. A"Change in Control" is deemed to have occurred if (i) the holders of the Company's outstanding Stock as of April 15, 1997 cease to beneficially own, directly or indirectly, at least 51% of the Common Stock, par value $.001 per share at any time, and (ii) individuals who constitute the directors of the Company at the beginning of any 24-month period cease to constitute at least two-thirds of all directors at any time during such period, excluding any new directors, the nomination of whom was approved by a vote of at least a majority of the members of the Company's Board of Directors in office immediately prior to such period.

         6. EXPIRATION AND TERMINATION OF THE OPTION. The Option shall expire ten (10) years from the Effective Date (the period from the Effective Date to the expiration date is the "Option Period") or prior to such time as follows:

                  (a) If the employment of the Option Holder by the Company is terminated for "cause" within the Option Period, the Option shall terminate in its entirety immediately upon the termination of employment of the Option Holder. For purposes of this Agreement, cause shall be defined as either of the following: (i) gross negligence by the Option Holder in the performance of his duties as determined by the Company; or (ii) the Option Holder is engaging in activities that materially adversely affect the Company or that involve illegal or materially unethical behavior counter to the best interests of the Company (for example, conveying trade secrets to a competitor).

                  (b) If the employment of the Option Holder by the Company is terminated voluntarily by the Option Holder (without cause for such termination existing) within the Option Period, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment.

                  (c) If the employment of the Option Holder by the Company is terminated by the Company within the Option Period for any reason other than cause, Disability (as defined in


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Section 22(e)(3) of the Internal Revenue Code) or death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment.

                  (d) If the Option Holder dies within the Option Period, while employed by the Company, the Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within one year following his death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Option Holder's death.

                  (e) If the Option Holder becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) within the Option Period and while employed by the Company, the Option may be exercised within one (1) year following his termination of employment (provided that such exercise must occur within the Option Period), but not thereafter. In any such case the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Option Holder's Disability.

         7. TRANSFERABILITY. The Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder's life only by him, or in the event of Disability or incapacity, by his guardian or legal representative, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution. Except as specifically provided herein, upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or upon the levy of any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

         8. AGREEMENT TO CONTINUE IN EMPLOYMENT. In consideration of the granting of the Option, the Option Holder agrees to remain in the employ of the Company at the pleasure of the Company for a continuous period of at least one year from the Effective Date at the salary rate in effect at the date of this Agreement or at such changed rate as may be fixed from time to time by the Company. The Option Holder hereby agrees to use his best efforts to provide services to the Company in a workmanlike manner and to promote the Company's interests. Nothing in this Agreement shall offset or impair the Company's right to terminate the employment of the Option Holder.

         9. AGREEMENT TO RETAIN STOCK. In consideration of the granting of the Option, the Option Holder agrees to retain, as the sole legal owner, at least 10% of the shares of Stock acquired hereunder so long as the Option Holder is employed by the Company or by an Affiliated Corporation; provided, however, that the Compensation Committee, in its sole discretion, may authorize the Option Holder in a writing signed by a representative of the Compensation Committee to transfer all or any portion of such Stock that is otherwise required to be retained by the Option Holder to a trust for the benefit of the Option Holder or to such other persons or entities as may be specifically approved by the Compensation Committee. Upon request by the


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Compensation Committee, the Option Holder shall submit evidence satisfactory to the Compensation Committee at least once each calendar year demonstrating compliance with the requirements of this Section. In its sole discretion, the Compensation Committee may require the Option Holder to deliver to the Company and to leave in the custody of the Company stock certificates representing the number of shares of Stock required to be retained by the Option Holder in accordance with the requirements of this Section 9. In the event that the Option Holder should violate the requirements of this Section, the Option shall immediately terminate and become null and void.

         10. NOTICE OF DISPOSITION; WITHHOLDING. The Option Holder shall notify the Company if Stock acquired pursuant to this Option is "disposed of" (within the meaning of Section 422 of the Code) within two (2) years after the date of the grant of this Option, or within one year after the transfer of such Stock to the Option Holder. If the Option Holder does "dispose of" any such Stock within such period, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of any withholding required by Sections 3401 and 3402 of the Internal Revenue Code and applicable state income tax laws.

         11. LIMITATION OF RIGHTS. The Option Holder or his successor shall have no rights as a stockholder with respect to the shares of Stock covered by this Option until the Option Holder or his successors become the holder of record of such shares.

         12. STOCK RESERVE. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, and the Company shall pay all original issue taxes (if any) on the exercise of the Option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

         13. MISCELLANEOUS.

                  (a) NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

                           (i) If to the Company, to 720 South Colorado
         Boulevard, Suite 600 North, Denver Colorado 80246, or at such other address as may have been furnished to the Option Holder in writing by the Company; or

                           (ii) If to the Option Holder, to
         _____________________________, or at such other address as may have been furnished to the Company by the Option Holder.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

                  (b) AMENDMENT. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.


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                  (c) DEFINED TERMS. Capitalized terms shall have the meaning set forth in the Plan or herein, as the case may be.

                  (d) COMPLIANCE WITH SECURITIES LAWS. This Agreement shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Compensation Committee. Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.

                  (e) CONSTRUCTION; SEVERABILITY. It is intended that this Option shall qualify as an incentive stock option under Section 422 of the Code, and all the terms and provisions of the Option shall be construed and interpreted in a manner consistent with such provisions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

                  (f) WAIVER. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Compensation Committee appointed under the Plan, but only to the extent permitted under the Plan.

                  (g) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

                  (h) RIGHTS TO EMPLOYMENT. Nothing contained in this Agreement shall be construed as giving the Option Holder any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Stock and the Option.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    FORMUS COMMUNICATIONS, INC.


                                    By
                                      ----------------------------------------
                                             Chief Financial Officer


                                    OPTION HOLDER


                                    ------------------------------------------



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